DRAFT


                       FORM OF CONSENT OF CIBC WORLD MARKETS CORP.

                                                                __________, 2000

           Merchants New York Bancorp, Inc.
           275 Madison Avenue
           New York, New York 10022


           Dear Madams and Messieurs:


           We hereby consent to (i) the use of our opinion letter to the Board of Directors of Merchants New York Bancorp, Inc. (the "Company") to be included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Valley National Bancorp and
           (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
           Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


           Very Truly Yours,





           CIBC WORLD MARKETS CORPS.


           -------------------------------
           Richard J. Kelly
           Executive Director